UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FOR IMMEDIATE RELEASE

Contact:
Kristin Brown
Director, Investor Relations
(617) 796-8251 www.ta-petro.com

TravelCenters of America Inc. Changes Location of Annual Meeting of Stockholders to Webcast

Annual Meeting of Stockholders still to be held on May 21, 2020 at 9:30 a.m.

Westlake, Ohio (May 11, 2020): TravelCenters of America Inc. (Nasdaq: TA) announced today that its annual meeting of stockholders scheduled for May 21, 2020 (the “Annual Meeting”) will be held by Internet webcast in order to mitigate potential risks to the health and safety of TA’s stockholders, service providers, personnel and other stakeholders arising from the public health impact of the coronavirus outbreak (COVID-19).

If you are a stockholder as of the record date who holds shares of common stock (“shares”) directly, you may participate in the Annual Meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein:  http://viewproxy.com/TravelCentersofAmerica/2020. Please have the control number located on your proxy card or voting information form available.

If you are a stockholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee (a “Beneficial Owner”), you must present evidence of your beneficial ownership of shares. For this purpose, a copy of a letter or account statement from the applicable brokerage firm, bank or other nominee confirming such ownership will be acceptable. If you are a beneficial owner and want to vote your shares at the Annual Meeting, you must also provide a legal proxy from your bank, broker or other nominee. You will not be able to vote your shares at the Annual Meeting without a legal proxy. Beneficial Owners should complete the registration process at least three days in advance of the Annual Meeting to ensure that all documentation and verifications are in order.

The agenda for the Annual Meeting is unchanged from the proxy statement dated April 2, 2020, and the proxy statement and proxy card that were mailed to record date stockholders on or about that date remain valid. Stockholders of record at the close of business on March 18, 2020 are entitled to attend and vote at the Annual Meeting.

If you have already voted by mail, by telephone or online, you do not need to do anything further to vote your shares. If you have any questions about voting or need assistance in voting your shares or authorizing your proxy, please call Morrow Sodali LLC, the firm assisting TA in the solicitation of proxies, at (800) 662-5200. If you have any other questions about the Annual Meeting, please call Investor Relations at (617) 796-8251.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IF YOU HAVE NOT YET VOTED, TA NEEDS YOUR VOTE IMMEDIATELY.

Proxy Statement and Annual Meeting of Stockholders

A copy of the TA’s definitive proxy statement is available free of charge on the SEC’s website at www.sec.gov. Stockholders should read the definitive proxy statement carefully because it contains important information. Stockholders should make no decision about the proposals being presented at the Annual Meeting until reviewing the definitive proxy statement made available to them.

TA and its directors and officers, The RMR Group LLC, its officers and employees, and its parent’s and subsidiaries’ respective members, trustees, directors, shareholders, officers and employees, and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposals being presented at the Annual Meeting. Stockholders may obtain more detailed information regarding the direct and indirect interests of the foregoing persons by reading the definitive proxy statement filed with the SEC.

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